Exhibit 10.81

[Mortgage of Shares between Gupta Technologies, LLC and Fortress Credit Corp.]

THIS DEED is dated 2 August 2005 between:

(1)	GUPTA TECHNOLOGIES, LLC, a Delaware limited liability company (the Chargor); and

(2)	FORTRESS CREDIT CORP (the Agent) as agent and trustee for the Lenders (as defined in the Credit Agreement defined below).

BACKGROUND:

(A)	The Chargor enters into this Deed in connection with the Credit Agreement (as defined below).

(B)	It is intended that this document takes effect as a deed notwithstanding the fact that a party may only execute this document under hand.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions
In this Deed:
Act means the Law of Property Act 1925.

Company means Gupta Technologies Limited (Registered number 04122754), a limited liability company registered in the United Kingdom.

Credit Agreement means the credit agreement dated 1 August 2005 between (among others), Warp Technology Holdings, Inc., the Company, the Chargor and the Agent.

Obligor means the Chargor or the Company.

Party means a party to this Deed.

Receiver means an administrative receiver, a receiver and manager or a receiver, in each case, appointed under this Deed.

Related Rights means:

(a)	any dividend or interest paid or payable; and

(b)	any right, money or property accruing or offered at any time by way of redemption, substitution, exchange, bonus or preference, under option rights or otherwise,

in relation to that stock, share, debenture, bond or other security.

Secured Liabilities means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of each Obligor to any Lender under each Finance Document, except for any obligation which, if it were so included, would result in this Deed contravening any law (including Section 151 of the Companies Act 1985).

Security Assets means all assets of the Chargor the subject of any security created by this Deed.

Security Period means the period beginning on the date of this Deed and ending on the date on which all the Secured Liabilities have been unconditionally and irrevocably paid and discharged in full.

1.2	Shares means all of the shares in the share capital of the Company. Construction

(a)	Words and expressions defined in the Credit Agreement have, unless expressly defined in this Deed, the same meaning when used in this Deed.

(b)	The principles of construction set out in Clause 1.2 (Construction) of the Credit Agreement will apply to this Deed as if they were set out in this Deed.

(c)	(i) (ii)	The term Finance Document includes all amendments and supplements including supplements providing for further advances; and the term this Security means any security created by this Deed.

(d)	Any covenant of the Chargor under this Deed (other than a payment obligation) remains in force during the Security Period.

(e)	If the Agent considers that an amount paid to a Lender under a Finance Document is capable of being avoided or otherwise set aside on the liquidation or administration of the payer or otherwise, then that amount will not be considered to have been irrevocably paid for the purposes of this Deed.

(f)	Unless the context otherwise requires, a reference to a Security Asset includes:

(i)	the proceeds of sale of that Security Asset; and

(ii)	any present and future asset of that type.

2.	CREATION OF SECURITY

2.1	General

(a)	All the security created under this Deed:

(i)	is created in favour of the Agent;

(ii)	is security for the payment of all the Secured Liabilities; and

(iii)	is made with full title guarantee in accordance with the Law of Property (Miscellaneous Provisions) Act 1994.

(b)	The Agent holds the benefit of this Deed on trust for the Lenders.

2.2	Security
The Chargor charges:

(a)	by way of a first legal mortgage all the Shares owned by it or held by any nominee on its behalf; and

(b)	by way of a first fixed charge, all Related Rights.

3.	REPRESENTATIONS

3.1	Representations
3.2	Status	The Chargor makes the representations set out in this Clause to each Lender.

It is a limited liability company, duly incorporated and validly existing under the laws of the jurisdiction of its incorporation.

3.3	Powers and authorities

It has the power to enter into and perform, and has taken all necessary action to authorise the entry into and performance of, this Deed and the transactions contemplated by this Deed.

3.4	Legal validity

This Deed constitutes its legally valid, binding and enforceable obligations, except as enforceability may be limited by laws of general application affecting the enforcement of creditors’ rights and the application of general principles of equity.

3.5	Non-conflict

The entry into and performance by it of, and the transactions contemplated by, this Deed do not and will not conflict with:

(a)	any law or regulation applicable to it; or

(b)	its constitutional documents; or

(c)	any agreement or document which is binding upon it or any of its assets, except where such failure could not reasonably be expected to have a Material Adverse Effect.

3.6	Authorisations

All authorisations required by it in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, this Deed have been obtained or effected (as appropriate) and are in full force and effect.

3.7	Nature of security

This Deed creates those Security Interests it purports to create and is not liable to be avoided or otherwise set aside on its liquidation or administration or otherwise.

3.8	Shares

(a)	The Shares are fully paid;

(b)	the Shares represent the whole of the issued share capital of the Company; and

(c)	the Chargor is the sole legal and beneficial owner of the Shares.

3.9	Stamp duties

As at the date of this Deed, no stamp or registration duty or similar Tax or charge is payable in its jurisdiction of incorporation in respect of this Deed.

3.10	Jurisdiction/governing law

(a)	Its:

(i)	irrevocable submission under this Deed to the jurisdiction of the courts of England; and

(ii)	agreement that this Deed is governed by English law, are legal, valid and binding under the laws of its jurisdiction of incorporation.

(b)	A final judgment of an English court in respect of the Chargor’s obligations under this Deed would be recognized and enforced in its jurisdiction of incorporation without a re-examination of the substantive issues underlying the judgment if:

(i)	the judgment is for a specific ascertained sum of money and is final in England;

(ii) (iii) (iv)	the judgment is enforceable in England; the English court had personal jurisdiction over the defendant; the English court had jurisdiction over the subject matter;

(v)	the defendant in the proceedings in the English court received notice of the proceedings in sufficient time to enable it to defend;

(vi)	the judgment was not obtained by fraud;

(vii)	the cause of action on which the judgment was based is not repugnant to the due process, natural justice or public policy of its jurisdiction of incorporation;

(viii)	the defendant was actually present in person or by duly appointed representative and the judgment does not in effect constitute a default judgment;

(ix)	the judgment does not conflict with another final and conclusive judgment;

(x)	the proceeding in the English court was not contrary to an agreement between the parties under which the dispute in question was to be settled otherwise than by proceedings in that court; and

(xi)	in the case of jurisdiction based only on personal service, the English court was not a seriously inconvenient forum for the trial of the action.

3.11	Times for making representations

(a)	The representations set out in this Deed are made on the date of this Deed.

(b)	Unless a representation is expressed to be given at a specific date, each representation is deemed to be repeated by the Chargor on the date of each Request and on each Utilization Date.

(c)	When a representation is repeated, it is applied to the circumstances existing at the time of repetition.

4.	RESTRICTIONS ON DEALINGS

The Chargor must not:

(a)	create or allow to subsist any Security Interest (other than this Deed) on any Security Asset; or

(b)	sell, transfer, licence, lease or otherwise dispose of any Security Asset.

5.	SHARES

5.1	Deposit
The Chargor must:

(a)	immediately deposit with the Agent, or as the Agent may direct, all certificates and other documents of title or evidence of ownership in relation to any Security Asset; and

(b)	promptly execute and deliver to the Agent all share transfers and other documents which may be requested by the Agent in order to enable the Agent or its nominees to be registered as the owner or otherwise obtain a legal title to any Security Asset.

5.2	Changes to rights

The Chargor must not take or allow the taking of any action on its behalf which may result in the rights attaching to any Security Asset being materially altered or further  shares in the Company being issued without the prior written consent of the Agent.

5.3	Calls

(a)	The Chargor must pay all calls or other payments due and payable in respect of any Security Asset.

(b)	If the Chargor fails to do so, the Agent may pay the calls or other payments on behalf of the Chargor. The Chargor must immediately on request reimburse the Agent for any payment made by the Agent under this Subclause.

5.4	Other obligations in respect of Security Assets
(a)	(i)	The Chargor must comply with
all requests for information
relating to any Security
Asset which is within its
knowledge and which it is
required to comply with by
any law or its
constitutional documents.
If it fails to do so, the
Agent may elect to provide
any information which it may
have on behalf of the
Chargor.

(ii)	The Chargor must promptly supply a copy to the Agent of any information referred to in sub-paragraph (i) above.

(b)	The Chargor must comply with all other conditions and obligations assumed by it in respect of any of Security Asset.

(c)	The Agent is not obliged to:

(i)	perform any obligation of the Chargor;

(ii)	make any payment;

(iii)	make any enquiry as to the nature or sufficiency of any payment received by it or the Chargor; or

(iv)	present or file any claim or take any other action to collect or enforce the payment of any amount to which it may be entitled under this Deed,

5.5	in respect of any Security Asset. Voting rights

(a)	Subject to the terms of the Credit Agreement, before this Security becomes enforceable, the voting rights, powers and other rights in respect of the Security Assets must (if exercisable by the Agent) be exercised in any manner which the Chargor may direct in writing.

(b)	The Chargor must indemnify the Agent against any loss or liability incurred by the Agent as a consequence of the Agent acting in respect of the Security Assets on the direction of the Chargor.

(c)	If an Event of Default has occurred and is continuing, the Agent may exercise (in the name of the Chargor and without any further consent or authority on the part of the Chargor) any voting rights and any powers or rights which may be exercised by the legal or beneficial owner of any Investment, any person who is the holder of any Investment or otherwise.

6.	WHEN SECURITY BECOMES ENFORCEABLE

6.1	Event of Default

This Security will become immediately enforceable if an Event of Default occurs and is continuing.

6.2	Enforcement

After this Security has become enforceable, the Agent may in its absolute discretion enforce all or any part of this Security in any manner it sees fit or as the Majority Lenders direct.

7.	ENFORCEMENT OF SECURITY

7.1	General

(a)	The power of sale and any other power conferred on a mortgage by law (including under section 101 of the Act) will be immediately exercisable at any time after this Security has become enforceable.

(b)	For the purposes of all powers implied by law, the Secured Liabilities are deemed to have become due and payable on the date of this Deed.

(c)	Any restriction on the power of sale or the right of a mortgagee to consolidate mortgages conferred by law (including under section 93 of the Act) does not apply to this Security.

7.2	No liability as mortgagee in possession

Neither the Agent nor any Receiver will be liable, by reason of entering into possession of a Security Asset:

(a)	to account as mortgagee in possession or for any loss on realisation; or

(b)	for any default or omission for which a mortgagee in possession might be liable.

7.3	Privileges

Each Receiver and the Agent is entitled to all the rights, powers, privileges and immunities conferred by law on mortgagees and receivers duly appointed under any law (including the Act).

7.4	Protection of third parties

No person (including a purchaser) dealing with the Agent or a Receiver or its or his agents will be concerned to enquire:

(a)	whether the Secured Liabilities have become payable;

(b)	whether any power which the Agent or a Receiver is purporting to exercise has become exercisable or is being properly exercised;

(c)	whether any money remains due under the Finance Documents; or

(d)	how any money paid to the Agent or to that Receiver is to be applied.

7.5	Redemption of prior mortgages

(a)	At any time after this Security has become enforceable, the Agent may:

(i)	redeem any prior Security Interest against any Security Asset; and/or

(ii)	procure the transfer of that Security Interest to itself; and/or

(iii)	settle and pass the accounts of the prior mortgagee, chargee or encumbrancer; any accounts so settled and passed will be, in the absence of manifest error, conclusive and binding on the Chargor.

(b)	The Chargor must pay to the Agent, immediately on demand, the costs and expenses incurred by the Agent in connection with any such redemption and/or transfer, including the payment of any principal or interest.

7.6	Contingencies

If this Security is enforced at a time when no amount is due under the Finance Documents but at a time when amounts may or will become due, the Agent (or the Receiver) may pay the proceeds of any recoveries effected by it into a suspense account.

8.	RECEIVER

8.1	Appointment of Receiver

(a)	Except as provided below, the Agent may appoint any one or more persons to be a Receiver of all or any part of the Security Assets if:

(i)	this Security has become enforceable; or

(ii)	the Chargor so requests the Agent in writing at any time.

(b)	Any appointment under paragraph (a) above may be by deed, under seal or in writing under its hand.

(c)	Any restriction on the right of a mortgagee to appoint a Receiver conferred by law (including under section 109(1) of the Act) does not apply to this Deed.

(d)	The Agent is not entitled to appoint a Receiver solely as a result of obtaining a moratorium (or anything done with a view to obtaining a moratorium) under the Insolvency Act 2000 except with the leave of the court.

8.2	Removal

The Agent may by writing under its hand (subject to any requirement for an order of the court in the case of an administrative receiver) remove any Receiver appointed by it and may, whenever it thinks fit, appoint a new Receiver in the place of any Receiver whose appointment may for any reason have terminated.

8.3	Remuneration

The Agent may fix the remuneration of any Receiver appointed by it and the maximum rate imposed by any law (including under section 109(6) of the Act) will not apply.

8.4	Agent of the Chargor

(a)	A Receiver will be deemed to be the agent of the Chargor for all purposes and accordingly will be deemed to be in the same position as a Receiver duly appointed by a mortgagee under the Act. The Chargor alone is responsible for the contracts, engagements, acts, omissions, defaults and losses of a Receiver and for liabilities incurred by a Receiver.

(b)	No Lender will incur any liability (either to the Chargor or to any other person) by reason of the appointment of a Receiver or for any other reason.

8.5	Relationship with Agent

To the fullest extent allowed by law, any right, power or discretion conferred by this Deed (either expressly or impliedly) or by law on a Receiver may after this Security becomes enforceable be exercised by the Agent in relation to any Security Asset without first appointing a Receiver and notwithstanding the appointment of a Receiver.

9.	POWERS OF RECEIVER

9.1	General

(a)	A Receiver has all of the rights, powers and discretions set out below in this Clause in addition to those conferred on it by any law, including all the rights, powers and discretions conferred on a receiver under the Act and a receiver or an administrative receiver under the Insolvency Act, 1986.

(b)	If there is more than one Receiver holding office at the same time, each Receiver may (unless the document appointing him states otherwise) exercise all of the powers conferred on a Receiver under this Deed individually and to the exclusion of any other Receiver.

9.2	Possession

A Receiver may take immediate possession of, get in and collect any Security Asset.

9.3	Employees

A Receiver may appoint and discharge managers, officers, agents, accountants, employees and others for the purposes of this Deed upon such terms as to remuneration or otherwise as he thinks fit.

9.4	Borrow money

A Receiver may raise and borrow money either unsecured or on the security of any Security Asset either in priority to this Security or otherwise and generally on any terms and for whatever purpose which he thinks fit.

9.5	Sale of assets

(a)	A Receiver may sell, exchange, convert into money and realise any Security Asset by public auction or private contract and generally in any manner and on any terms which he thinks fit.

(b)	The consideration for any such transaction may consist of cash, debentures or other obligations, shares, stock or other valuable consideration and any such consideration may be payable in a lump sum or by instalments spread over any period which he thinks fit.

9.6	Compromise

A Receiver may settle, adjust, refer to arbitration, compromise and arrange any claim, account, dispute, question or demand with or by any person who is or claims to be a creditor of the Chargor or relating in any way to any Security Asset.

9.7	Legal actions

A Receiver may bring, prosecute, enforce, defend and abandon any action, suit or proceedings in relation to any Security Asset which he thinks fit.

9.8	Receipts

A Receiver may give a valid receipt for any moneys and execute any assurance or thing which may be proper or desirable for realising any Security Asset.

9.9	Delegation
9.10	A Receiver may delegate his powers in accordance with this Deed. Other powers A Receiver may:

(a)	do all other acts and things which he may consider desirable or necessary for realising any Security Asset or incidental or conducive to any of the rights, powers or discretions conferred on a Receiver under or by virtue of this Deed or law;

(b)	exercise in relation to any Security Asset all the powers, authorities and things which he would be capable of exercising if he were the absolute beneficial owner of that Security Asset; and

(c)	use the name of the Chargor for any of the above purposes.

10.	APPLICATION OF PROCEEDS

Any moneys received by the Agent or any Receiver after this Security has become enforceable must be applied in the following order of priority:

(a)	in or towards payment of or provision for all costs and expenses incurred by the Agent or any Receiver under or in connection with this Deed and of all remuneration due to any Receiver under or in connection with this Deed;

(b)	in or towards payment of or provision for the Secured Liabilities; and

(c)	in payment of the surplus (if any) to the Chargor or other person entitled to it.

This Clause is subject to the payment of any claims having priority over this Security. This Clause does not prejudice the right of any Lender to recover any shortfall from the Chargor.

11.	EXPENSES AND INDEMNITY

The Chargor must:

(a)	immediately on demand pay all costs and expenses (including legal fees) properly incurred in connection with this Deed by any Lender, Receiver, attorney, manager, agent or other person appointed by the Agent under this Deed; and

(b)	keep each of them indemnified against any failure or delay in paying those costs or expenses.

12.	DELEGATION

12.1	Power of Attorney

The Agent or any Receiver may delegate by power of attorney or in any other manner to any person any right, power or discretion exercisable by it under this Deed.

12.2	Interest Periods

Any such delegation may be made upon any terms (including power to sub-delegate) which the Agent or any Receiver may think fit.

12.3	Liability

Neither the Agent nor any Receiver will be in any way liable or responsible to the Chargor for any loss or liability arising from any act, default, omission or misconduct on the part of any delegate or sub-delegate.

13.	FURTHER ASSURANCES

The Chargor must, at its own expense, take whatever action the Agent or a Receiver may reasonably require for:

(a)	creating, perfecting or protecting any security intended to be created by this Deed; or

(b)	facilitating the realisation of any Security Asset, or the exercise of any right, power or discretion exercisable, by the Agent or any Receiver or any of its delegates or sub-delegates in respect of any Security Asset.

This includes:

(i)	the execution of any transfer, conveyance, assignment or assurance of any property, whether to the Agent or to its nominee; or

(ii)	the giving of any notice, order or direction and the making of any registration, which, in any such case, the Agent may think expedient.

14.	POWER OF ATTORNEY

The Chargor, by way of security, irrevocably and severally appoints the Agent, each Receiver and any of its delegates or sub-delegates to be its attorney to take any action which the Chargor is obliged to take under this Deed. The Chargor ratifies and confirms whatever any attorney does or purports to do under its appointment under this Clause.

15.	PRESERVATION OF SECURITY

15.1	Continuing security

This Security is continuing and will extend to the ultimate balance of the Secured Liabilities regardless of any intermediate payment or discharge in whole or in part.

15.2	Reinstatement

(a)	If any discharge (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) or arrangement is made in whole or in part on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or otherwise without limitation, the liability of the Chargor under this Deed will continue as if the discharge or arrangement had not occurred.

(b)	Each Lender may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

15.3	Waiver of defences

The obligations of the Chargor under this Deed will not be affected by any act, omission or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Deed (whether or not known to the Chargor or any Lender). This includes:

(a)	any time or waiver granted to, or composition with, any person;

(b)	the release of any person under the terms of any composition or arrangement;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any person;

(d)	any non-presentation or non-observance of any formality or other requirement in respect of any instruments or any failure to realise the full value of any security;

(e)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any person;

(f)	any amendment (however fundamental) of a Finance Document or any other document or security; or

(g)	any unenforceability, illegality, invalidity or non-provability of any obligation of any person under any Finance Document or any other document or security.

15.4	Immediate recourse

The Chargor waives any right it may have of first requiring any Lender (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Chargor under this Deed.

15.5	Appropriations

Each Lender (or any trustee or agent on its behalf) may at any time during the Security Period without affecting the liability of the Chargor under this Deed:

(a)	(i) refrain from applying or enforcing any other moneys, security or rights held or received by that Lender (or any trustee or agent on its behalf) in respect of those amounts; or

(ii)	apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise); and

(b)	hold in an interest bearing suspense account any moneys received from the Chargor or on account of the liability of the Chargor under this Deed.

15.6	Non-competition
Unless:

(a)	the Security Period has expired; or

(b)	the Agent otherwise directs,

the Chargor will not, after a claim has been made under this Deed or by virtue of any payment or performance by it under this Deed:

(i)	be subrogated to any rights, security or moneys held, received or receivable by any Lender (or any trustee or agent on its behalf);

(ii)	be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of the Chargor’s liability under this Deed;

(iii)	claim, rank, prove or vote as a creditor of any Obligor or its estate in competition with any Lender (or any trustee or agent on its behalf); or

(iv)	receive, claim or have the benefit of any payment, distribution or security from or on account of any Obligor, or exercise any right of set-off as against any Obligor.

The Chargor must hold in trust for and immediately pay or transfer to the Agent for the Lenders any payment or distribution or benefit of security received by it contrary to this Clause or in accordance with any directions given by the Agent under this Clause.

15.7	Additional security

This Security is in addition to and is not in any way prejudiced by any other security now or subsequently held by any Lender.

16.	CHANGES TO THE PARTIES

16.1	The Chargor

The Chargor may not assign or transfer any of its rights or obligations under this Deed without the prior consent of the Agent.

16.2	The Secured Finance Parties

(a)	Any Lender may assign or otherwise dispose of all or any of its rights under this Deed in accordance with the Finance Documents to which it is a party.

(b)	References to the Agent in this Deed include any successor Agent appointed under the Credit Agreement.

17.	MISCELLANEOUS

17.1	Covenant to pay

The Chargor must pay or discharge the Secured Liabilities in the manner provided for in the Finance Documents.

17.2	Tacking

Each Lender must perform its obligations under the Credit Agreement (including any obligation to make available further advances).

17.3	New Accounts

(a)	If any subsequent charge or other interest affects any Security Asset, the Lender may open a new account with the Chargor.

(b)	If the Lender does not open a new account, it will nevertheless be treated as if it had done so at the time when it received or was deemed to have received notice of that charge or other account.

(c)	As from that time all payments made to the Lender will be credited or be treated as having been credited to the new account and will not operate to reduce any Secured Liability.

17.4	Time deposits

Without prejudice to any right of set-off any Lender may have under any other Finance Document or otherwise, if any time deposit matures on any account the Chargor has with any Lender within the Security Period when:

(a)	this Security has become enforceable; and

(b)	no Secured Liability is due and payable,

that time deposit will automatically be renewed for any further maturity which that Lender considers appropriate.

18.	RELEASE

At the end of the Security Period but not otherwise, the Lenders must, at the request and cost of the Chargor, take whatever action is necessary to release the Security Assets from this Security.

19.	NOTICES

19.1	In writing

(a)	Any communication in connection with this Deed must be in writing and, unless otherwise stated, may be given in person, by post, telex, fax or any electronic communication approved by the Agent.

(b)	For the purpose of this Deed, an electronic communication will be treated as being in writing.

(c)	Unless it is agreed to the contrary, any consent or agreement required under this Deed must be given in writing.

19.2	Contact details

(a)	The contact details of the Chargor for all notices in connection with this Deed are the same as those set out in the Credit Agreement for the Company.

(b)	The contact details of the Agent all notices in connection with this Deed are the same as those set out in the Credit Agreement for the Agent.

(c)	Any party may change its contact details by giving five Business Days’ notice to the Agent or (in the case of the Agent) to the other party.

(d)	Where the Agent nominates a particular department or officer to receive a notice, a notice will not be effective if it fails to specify that department or officer.

19.3	Effectiveness

(a)	Except as provided below, any notice in connection with this Deed will be deemed to be given as follows:

(i)	if delivered in person, at the time of delivery;

(ii)	if posted, five days after being deposited in the post, postage prepaid, in a correctly addressed envelope;

(iii)	if by fax, when received in legible form; and

(iv)	if by e-mail or any other electronic communication, when received in legible form.

(b)	A communication given under paragraph (a) above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

(c)	A notice to the Agent will only be effective on actual receipt by it.

20.	WAIVERS AND REMEDIES CUMULATIVE

The rights of each Lender under this Deed:

(a)	may be exercised as often as necessary;

(b)	are cumulative and not exclusive of its rights under the general law; and

(c)	may be waived only in writing and specifically.

Delay in exercising or non-exercise of any right is not a waiver of that right.

21.	COUNTERPARTS

This Deed may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

22.	GOVERNING LAW

This Deed is governed by English law.

23.	ENFORCEMENT

23.1	Jurisdiction

(a)	The English courts have exclusive jurisdiction to settle any dispute in connection with this Deed.

(b)	The English courts are the most appropriate and convenient courts to settle any such dispute and the Chargor waives objection to those courts on the grounds of inconvenient forum or otherwise in relation to proceedings in connection with this Deed.

(c)	This Clause is for the benefit of the Lenders only. To the extent allowed by law, a Lender may take:

(i)	proceedings in any other court; and

(ii)	concurrent proceedings in any number of jurisdictions.

23.2	Service of process

(a)	The Chargor irrevocably appoints Gupta Technologies Limited as its agent under this Deed for service of process in any proceedings before the English courts.

(b)	If Gupta Technologies Limited is unable for any reason to act as agent for service of process, the Chargor must immediately appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose.

(c)	The Chargor agrees that failure by a process agent to notify it of any process will not invalidate the relevant proceedings.

(d)	This Clause does not affect any other method of service allowed by law.

23.3	Waiver of trial by jury

EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN CONNECTION WITH THIS DEED OR ANY TRANSACTION CONTEMPLATED BY THIS DEED. THIS DEED MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY THE COURT.

This Deed has been entered into as a deed on the date stated at the beginning of this Deed.Signatories

Chargor
	EXECUTED AS A DEED by	)
GUPTA TECHNOLOGIES, LLC)
acting by)	/s/ Brian Sisko
Brian Sisko
Authorized Signatory
/s/ Ernest Mysogland
Ernest Mysogland
Authorized Signatory
Agent
FORTRESS CREDIT CORP.
By:/s/ Marc K. Furstein
Name: Marc K. Furstein
Title:	Chief Operating Officer